SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 21, 2004

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 21, 2004, DURECT Corporation, a Delaware corporation (“DURECT”), and NeuroSystec Corporation announced an exclusive agreement to develop treatments for certain inner ear disorders including Tinnitus.

A copy of DURECT’s press release announcing the exclusive agreement with NeuroSystec to develop treatments for certain inner ear disorders including Tinnitus is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 21, 2004	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

DURECT CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of DURECT Corporation dated June 21, 2004